Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS SECOND QUARTER 2008 RESULTS

•                  Set-top-box revenues grow 114 percent sequentially, contributing to 33.7 percent growth in total DTV revenues

•                  Challenges in Company’s DVD business, including global economic slowdown and reduced consumer spending, drive atypical seasonal expectations for the third quarter

•                  Shift in projected geographic revenue mix for remainder of 2008 increases effective tax rate, adversely impacting earnings

SUNNYVALE, Calif.  (July 28, 2008)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its second quarter ended June 30, 2008.

Revenues for the second quarter were $128.7 million, compared to $109.0 million last quarter and $129.9 million for the second quarter of 2007.   The Company reported a net loss for the second quarter of $36.6 million, or $0.71 per share, which includes a one time in-process research and development expense of $22.4 million as part of the acquisition of Let It Wave, charges of $9.3 million related to the amortization of acquisition-related purchased intangible assets, and stock-based compensation expenses of $3.6 million.  This compares with a net loss of $4.7 million, or $0.09 per share, for the previous quarter and a net income of $0.2 million, or $0.00 per diluted share, for the second quarter of 2007.  Zoran’s GAAP net income was adversely impacted by a significant change in the tax rate as a result of changes to the geographic mix in income projections for the remainder of the year.  The increased rate has been applied to the Company’s year-to-date earnings. The Company will continue to utilize its tax assets, which significantly reduce the actual cash paid out on income taxes.

Non-GAAP net income for the second quarter was $1.5 million, or $0.03 per diluted share, which excludes the in-process research and development expense, charges related to the amortization of acquisition-related purchased intangible assets, and stock-based compensation expenses.  This compares with non-GAAP net income of $3.5 million, or $0.07 per diluted share, for the previous quarter, and $16.9 million, or $0.33 per diluted share, for the same period last year.  The Company’s non-GAAP net income was also affected by the substantial change in the annual effective tax rate, which increased to 73.2 percent in the second quarter.  Excluding the net effect of the tax rate change, our non-GAAP net income for the quarter based on the originally projected annualized tax rate of 31.5 percent, would have been $ 8.0 million or $0.15 per diluted share.

“During the second quarter we achieved record sales in our DTV and mobile phone processor lines, sequentially growing revenues 34 and 29 percent, respectively,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “In digital cameras, our COACH product line performed well, growing 47 percent over last quarter, while we also achieved strong growth in the set-top-box segment, which grew 114 percent during the same period.  However, the decline in DVD was larger than we had anticipated, resulting in the weaker than expected revenues we reported.  Despite relative strength in sectors such as automotive applications, and the increased demand Blu Ray is expected to drive, we believe DVD will not exhibit the same seasonal revenue growth we’ve seen in past years.  We are also seeing increasingly cautious order patterns from our customers in the digital camera market.  In light of these factors, which we believe are driven largely by continued weakness in the global economy and the subsequent reduction in consumer spending, we are maintaining a cautious outlook for the third quarter.  We are confident in our strong portfolio of integrated technologies and systems expertise and believe we can maintain and enhance our leadership positions in each of our core markets.”

Recent Highlights

•                  Revenues by product line for the second quarter of 2008 were 33 percent Digital Camera, 28 percent DTV, 15 percent DVD, 15 percent Printer Imaging, 7 percent mobile phone processors and 2 percent other

•                  Zoran Adds Frame Rate Conversion Technology Through Acquisition of Let It Wave

•                  Zoran-Powered Apex Digital Converter Box Supporting Analog Pass-Through Gains NTIA Approval

•                  Zoran’s APPROACH® 5C Multimedia Processor Powers LG’s Secret Black Label Phone With High Quality Image Capture

•                  Zoran Launches Highly Integrated Quatro® Processors Supporting Improved Performance, Color Touch Panels and Wi-Fi and Ethernet Options

•                  Zoran Announces Preliminary Approval of Derivative Litigation Settlement

Future Outlook

The following statements are based on our current expectations.  These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting third quarter 2008 revenues to range between $123 million and $128 million, with gross margins ranging between 46 and 47 percent.  Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $54.5 million to $55.5 million.  Acquisition-related amortization costs are expected to be approximately $4.5 million, and stock-based compensation expense is expected to range between $3.2 and $3.6 million.  The Company expects to record third quarter earnings in the range of a loss of $0.04 per share to $0.00 per diluted share.  Non-GAAP earnings for the quarter, which excludes acquisition related amortization costs and stock-based compensation expense, is expected to range between $0.02 and $0.04 per diluted share on approximately 52.2 million shares.

Zoran will provide more commentary on its second quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes acquisition related in-process research and development expenses, amortization of acquired intangible assets and stock-based compensation expense.

 The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss second quarter results.  To listen to the call, please call 617-614-4070 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on July 28, until 4:30 p.m. PT on August 4, 2008. The access number for the replay is 617-801-6888, confirmation number 81126486.  Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in Canada, China, England, France, Germany, India, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected, including risks associated with: potential declines in the Company’s sales or market share as a result of a general economic slowdown that could reduce demand for consumer electronic and other products incorporating the Company’s products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and timing of new product development; timing and impact of  new product introductions by the Company and its competitors and transitions away from older products; intense competition in our markets; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and scalable manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in product mix; fluctuations in tax rate caused by changing projections of the geographic sources of Company income; dependence on key personnel; litigation related to our review of historical stock option practices and related financial restatements; and reliance on international sales and operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, Quatro and APPROACH are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Hardware product revenues	$113,606	$114,508	$207,903	$201,690
Software and other revenues	15,079	15,395	29,813	29,872
Total revenues	128,685	129,903	237,716	231,562

Costs and expenses:
Cost of hardware product revenues	68,360	60,178	126,149	104,376
Research and development	30,797	29,976	58,684	54,964
Selling, general and administrative	24,260	28,414	49,899	57,007
Amortization of intangibles	9,256	12,169	18,493	24,338
In-process research and development	22,383	—	22,383	—
Total costs and expenses	155,056	130,737	275,608	240,685

Operating loss	(26,371)	(834)	(37,892)	(9,123)

Interest and other income, net	2,831	3,882	6,644	8,087
Income (loss) before income taxes	(23,540)	3,048	(31,248)	(1,036)

Provision for income taxes	13,080	2,850	10,050	4,650
Net income (loss)	$(36,620)	$198	$(41,298)	$(5,686)

Basic net income (loss) per share	$(0.71)	$0.00	$(0.80)	$(0.11)
Diluted net income (loss) per share	$(0.71)	$0.00	$(0.80)	$(0.11)

Shares used to compute basic net income (loss) per share	51,707	49,600	51,576	49,527
Shares used to compute diluted net income (loss) per share	51,707	51,187	51,576	49,527

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007

GAAP net income (loss)	$(36,620)		$198		$(41,298)		$(5,686)

Adjusting items to GAAP net income (loss):
Amortization of intangibles	9,256	(a)	12,169	(a)	18,493	(a)	24,338	(a)
Operating expenses related to stock based compensation expense	3,641	(b)	4,520	(b)	6,584	(b)	7,756	(b)
In-process research and development expense	22,383	(c)	—		22,383	(c)	—
Provision for income taxes	2,869	(d)	—		(1,140	)(d)	—
Non-GAAP net income	$1,529	(e)	$16,887	(e)	$5,022	(e)	$26,408	(e)

Non-GAAP basic net income per share	$0.03	(e)	$0.34	(e)	$0.10	(e)	$0.53	(e)
Non-GAAP diluted net income per share	$0.03	(e)	$0.33	(e)	$0.10	(e)	$0.52	(e)

Shares used to compute non-GAAP basic net income per share	51,707		49,600		51,576		49,527
Shares used to compute non-GAAP diluted net income per share	52,142		51,410		52,082		50,958

(a) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004, Oren Semiconductor, Inc. in June 2005 and Let It Wave in June 2008.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (e) below)

(b) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  For 2007, the adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (e) below)

(c) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008.  This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(d) This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance.  (see (e) below)

(e) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and short-term investments	$302,396	$319,809
Accounts receivable, net	57,877	58,220
Inventory	60,603	48,992
Prepaid expenses and other current assets	25,412	25,189
Total current assets	446,288	452,210

Property and equipment, net	17,805	17,636
Other assets	129,742	155,850
Intangible assets, net	177,448	194,636

Total assets	$771,283	$820,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$44,157	$67,836
Accrued expenses and other liabilities	46,793	43,968
Total current liabilities	90,950	111,804

Long term liabilities	25,092	20,756

Stockholders’ equity:
Common stock	52	51
Additional paid-in capital	858,263	847,597
Accumulated other comprehensive income	(905)	995
Accumulated deficit	(202,169)	(160,871)
Total stockholders’ equity	655,241	687,772

Total liabilities and stockholders’ equity	$771,283	$820,332

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 323-466-0960, or bonnie@avalonir.com

Web site: http://www.zoran.com
(ZRAN)